UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     March 3, 2006

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-128827	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, New York		10532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 3, 2006, Acorda Therapeutics, Inc. (the “Registrant”) announced that it has completed patient enrollment in its Phase 3 clinical trial of Fampridine-SR in multiple sclerosis (MS). The study, which is based on a Special Protocol Assessment (SPA) issued by the Food and Drug Administration (FDA), is evaluating the safety and efficacy of Fampridine-SR in improving walking ability in people with MS. The Registrant also announced that it has expanded its in-house, specialty sales force for Zanaflex Capsules ™ (tizanidine hydrochloride) from 14 to 32 individuals. The increased sales force will continue to focus on the neurology and physical medicine and rehabilitation markets. A copy of the press release that includes these announcements is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release dated March 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

March 6, 2006	By:
/s/ Jane Wasman

	Name:	Jane Wasman
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 3, 2006